EXHIBIT 99.4

!  A30SEPPT4.CDI #CMOVER_3.0D WHOLE_LOAN ! MAX_CF_VECTSIZE 620
!
!! Created by Intex Deal Maker v3.7.184 , subroutines 3.1a1
!! 08/31/2004 2:49 PM
!
! Modeled in the Intex CMO Modeling Language, (WNYC0089676)
! which is copyright (c) 2004 by Intex Solutions, Inc.
! Intex shall not be held liable for the accuracy of this data
! nor for the accuracy of information which is derived from this data.
!
  DEFINE PREPAY PPC RISE_PERS 12 START_CPR 6 END_CPR 18
!
  DEFINE CONSTANT #OrigCollBal = 142792455.00
!
  DEFINE CONSTANT #OrigBondBal = 142792455.00
!
!
   FULL_DEALNAME:        a30sepPT4
!
   DEAL SIZE:            $ 142792455.00
   PRICING SPEED:        100% PPC
!  ISSUE DATE:           20040901
   SETTLEMENT DATE:      20040930
!
  Record date delay:     24
!
 DEFINE TR_INDEXDEPS_ALL
!
 DEFINE SCHEDULE "SHIFT%"
!
   DEAL_CLOCK_INFO _
       ISSUE_CDU_DATE             20040901 _
       DEAL_FIRSTPAY_DATE         20041025
!
!
  DEFINE DYNAMIC STICKY #NetRate = ( COLL_I_MISC("COUPON") ) / COLL_PREV_BAL * 1200
!
!
TOLERANCE WRITEDOWN_0LOSS 1.00
!
DEFINE TRANCHE "PT", "SUBORD"
!
!
Tranche "PT" SEN_WAC
   Block 133153964.29 FLOAT _
          DAYCOUNT 30360 BUSINESS_DAY NONE FREQ M _ Delay 24 Dated 20040901 Next 20041025
    ( #NetRate )
                                      0 999
                                       !
Tranche "SUBORD" JUN_WAC
   Block 9638490.71 FLOAT _
          DAYCOUNT 30360 BUSINESS_DAY NONE FREQ M _ Delay 24 Dated 20040901 Next 20041025
    ( #NetRate )
                                      0 999
                                       !
!
DEFINE PSEUDO_TRANCHE COLLAT _
   Delay 24 Dated 20040901 Next 20041025 Settle 20040930
!
  CLASS "SNR"       NO_BUILD_TRANCHE _
                    = "PT"
  CLASS "SUBORD"    NO_BUILD_TRANCHE _
                    = "SUBORD"
!
!
  CLASS "ROOT" _
                   = "SNR" "SUBORD"
!
  CROSSOVER When 0
!
!
 INTEREST_SHORTFALL FULL_PREPAY    Compensate Pro_rata _
                    PARTIAL_PREPAY Compensate Pro_rata _
                    LOSS           NO_Compensate SUBORDINATED ACCUM
!
!
 CMO Block Payment Rules
------------------------------------
!
   calculate :  #SenPct  = BBAL("SNR")/BBAL("SNR","SUBORD")
!
   calculate :  #SenPrep = _
              IF (#SenPct > ORIG_BBAL("SNR")/ORIG_BBAL("SNR","SUBORD")) _
              THEN 1 _
              ELSE #SenPct + SHIFT% * (1-#SenPct), _
   Reduce_SHIFT%_when (1)
!
   calculate : #SENRECOV = _
     MIN( #SenPct * DELINQ_LIQUIDATE, _
                  #SenPrep * DELINQ_RECOVER )
!
 calculate:  "SNR" _
  NO_CHECK SCHEDULED       AMOUNT        #SenSchedAlloc    = #SenPct *
  COLL_P_SCHED , _
  NO_CHECK PREPAY          AMOUNT  LIMIT #SenPrepayAlloc   = #SenPrep *
  COLL_P_PREPAY , _
  NO_CHECK RECOVER         AMOUNT  LIMIT #SenRecoverAlloc  = #SENRECOV
!
   calculate : #SubSched = MAX( 0, COLL_P_SCHED - #SenSchedAlloc ) calculate :
   #SubPrepay = MAX( 0, COLL_P_PREPAY - #SenPrepayAlloc ) calculate : #SubRecov = MAX( 0, DELINQ_RECOVER - #SenRecoverAlloc)
!
 calculate:  "SUBORD" _
  NO_CHECK SCHEDULED      AMOUNT             = #SubSched , _
  NO_CHECK PREPAY         AMOUNT             = #SubPrepay , _
  NO_CHECK RECOVER        AMOUNT             = #SubRecov
!
------------------------------------
------------------------------------
        from :  CLASS ( "SNR" )
         pay :  SEQUENTIAL ( "PT#1" )
------------------------------------
------------------------------------
        from :  CLASS ( "SUBORD" )
         pay :  SEQUENTIAL ( "SUBORD#1" )
------------------------------------
!
 Schedule "SHIFT%"
Declare
60     100%
72     70%
84     60%
96     40%
108    20%
120    0%
!
!
 Collateral
!
!       Factor      --Delay--
! Type   Date       P/Y    BV   Use BV for 0
  WL  20040901    9999 9999   FALSE
!
! Pool#  Type     Gross     Current     Original   --Fee--  Maturity Orig
!                 Coupon    Factor      Balance    P/Y  BV  P/Y   BV Term
!! BEGINNING OF COLLATERAL

M 1    WL    00    WAC       7.0168 (142792455.00 / 142792455.00);    142792455.00   0.5168  0.5168    358:2  358:2   360 NO_CHECK